UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 21, 2016

Genuine Parts Company
__________________________________________
(Exact name of registrant as specified in its charter)

Georgia	001-05690	58-0254510
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2999 Circle 75 Pkwy, Atlanta, Georgia		30339
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	770.953.1700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 21, 2016 Genuine Parts Company (NYSE: GPC) announced that it has entered into two definitive agreements.

The Company has entered into definitive agreements to acquire Auto-Camping, Ltd. and select assets within the Janitorial and Sanitation ("Jan/San") business of Rochester Midland Corporation. These two businesses combine to generate approximately $70 million in annual revenues, and both agreements are expected to close on July 1, 2016, subject to satisfaction of customary closing conditions.

Auto-Camping, with 20 locations across Canada, is a leading distributor of original equipment import parts in Canada. Auto-Camping specializes in original equipment automotive parts for European vehicles and sells to foreign repair specialists as well as original equipment dealers. The addition of Auto-Camping is expected to generate annual revenues of approximately $50 million (USD).

The Jan/San business supplies a variety of Janitorial and Sanitation accessories to more than 400 distributors primarily in North America. The Company plans to integrate this business into the Impact Products division of S.P. Richards and its growing Facilities and Breakroom Supplies product offering. This business is expected to generate incremental annual revenues of approximately $20 million.

A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated June 21, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genuine Parts Company

June 21, 2016	By:	Carol B. Yancey

Name: Carol B. Yancey
Title: Executive Vice President and CFO

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 21, 2016